UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares U.S. ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o State Street Bank and Trust Company 1 Iron Street, Boston MA	02210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares Evolved U.S. Consumer Staples ETF	Cboe BZX Exchange, Inc.	82-3554181
iShares Evolved U.S. Discretionary Spending ETF	Cboe BZX Exchange, Inc.	82-3553991
iShares Evolved U.S. Financials ETF	Cboe BZX Exchange, Inc.	82-3554437
iShares Evolved U.S. Healthcare Staples ETF	Cboe BZX Exchange, Inc.	82-3554578
iShares Evolved U.S. Innovative Healthcare ETF	Cboe BZX Exchange, Inc.	82-3562333
iShares Evolved U.S. Media and Entertainment ETF	Cboe BZX Exchange, Inc.	82-3562530
iShares Evolved U.S. Technology ETF	Cboe BZX Exchange, Inc.	82-3562620

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-179904

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

For the iShares Evolved U.S. Consumer Staples ETF, reference is made to Post-Effective Amendment No. 389 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on March 20, 2018, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Evolved U.S. Discretionary Spending ETF, reference is made to Post-Effective Amendment No. 390 to the Registrant’s registration statement on Form N-1A, filed with the SEC on March 20, 2018, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Evolved U.S. Financials ETF, reference is made to Post-Effective Amendment No. 391 to the Registrant’s registration statement on Form N-1A, filed with the SEC on March 20, 2018, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Evolved U.S. Healthcare Staples ETF, reference is made to Post-Effective Amendment No. 392 to the Registrant’s registration statement on Form N-1A, filed with the SEC on March 20, 2018, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Evolved U.S. Innovative Healthcare ETF, reference is made to Post-Effective Amendment No. 393 to the Registrant’s registration statement on Form N-1A, filed with the SEC on March 20, 2018, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Evolved U.S. Media and Entertainment ETF, reference is made to Post-Effective Amendment No. 394 to the Registrant’s registration statement on Form N-1A, filed with the SEC on March 20, 2018, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares Evolved U.S. Technology ETF, reference is made to Post-Effective Amendment No. 395 to the Registrant’s registration statement on Form N-1A, filed with the SEC on March 20, 2018, pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 8 to the registration statement on Form N-1A filed on April 15, 2013 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649).

2. Registrant’s Certificate of Trust incorporated herein by reference to Exhibit (a.1) to the Registrant’s Post-Effective Amendment No. 8 to the registration statement on Form N-1A filed on April 15, 2013 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649).

3. By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 8 to the registration statement on Form N-1A filed on April 15, 2013 (Securities Act file number 333-179904 and Investment Company Act file number 811-22649).

4. Form of Global Certificate for the Registrant’s Securities being registered hereunder, incorporated herein by reference to Exhibit 4 to the Registrant’s registration of securities pursuant to Section 12(b) on Form 8-A, filed April 16, 2013 (Securities Exchange Act file number 001-35879), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES U.S. ETF TRUST

Date: March 19, 2018	By:	/s/ Tracie Coop
Tracie Coop
Assistant Secretary